Exhibit 99.1

CytoSorbents Refinances Existing Debt with New $15 Million Debt Facility with Bridge Bank

Extends the interest only period of the existing $10M debt by 18 months and adds the option for an additional $5M in debt

MONMOUTH JUNCTION, N.J., April 4, 2018 - CytoSorbents Corporation (NASDAQ: CTSO), a critical care immunotherapy leader using CytoSorb® blood purification to treat deadly inflammation in critically-ill and cardiac surgery patients around the world, announced that it has refinanced its existing $10 million term loan with a new $15 million debt facility with Bridge Bank.

On March 29, 2018, CytoSorbents entered into an Amended and Restated Loan and Security Agreement with Bridge Bank, which replaced its existing $10 million term loan with $10 million of new debt. This new debt facility is structured as a 4-year term loan, with monthly payments of interest-only for the first 18 months, followed by monthly payments of principal and interest through the remainder of the term. No change was made to the success fee terms of the first loan. In addition, CytoSorbents has the ability, at its sole discretion, to borrow an additional $5 million prior to March 31, 2019, provided certain conditions are met.  If this occurs, the period of interest-only payments on both term loans will be extended by an additional six month period, followed by 24 months of straight line amortization through the April 1, 2022 maturity date.  The Company intends to use the proceeds from the loan to provide working capital to fund ongoing operations and to support clinical trials.

“This debt refinancing is a key milestone for our Company that preserves cash and increases our working capital by approximately $6 million, by deferring the repayment of principal that was scheduled to begin in January 2018, for an additional 18 months. It also makes available, if we so choose, an additional $5 million of non-dilutive, low cost debt.  But most importantly, it strengthens our financial capability to aggressively pursue our clinical trial objectives and to rapidly grow worldwide product sales to reach operating cash flow breakeven – which is expected to be achieved on a quarterly basis later this year,” stated Ms. Kathleen P. Bloch, CPA, MBA, Chief Financial Officer of CytoSorbents. “We are pleased to expand our excellent relationship with Bridge Bank, a premier lending institution with a broad scope of financial services.”

“We have been working with CytoSorbents for several years now and are excited to continue our partnership with this rapidly growing and dynamic company that is helping to save lives,” said Mr. Justin McDonie, Senior Vice President with Bridge Bank.  “We are pleased to provide this growth capital at an important juncture in CytoSorbents’ evolution and look forward to continuing to contribute to the Company’s success.”

About Bridge Bank and Western Alliance Bank

Bridge Bank is a division of Western Alliance Bank, Member FDIC, the go-to-bank for business in its growing markets. Bridge Bank was founded in 2001 in Silicon Valley to offer a better way to bank for small-market and middle-market businesses from across many industries, as well as emerging technology companies and the private equity community. Geared to serving both venture-backed and non-venture-backed companies, Bridge Bank offers a broad scope of financial solutions including growth capital, equipment and working capital credit facilities, sustainable energy project finance, venture debt, treasury management, asset-based lending, SBA and commercial real estate loans, ESOP finance and a full line of international products and services. Based in San Jose, Bridge Bank has eight offices in major markets across the country along with Western Alliance Bank’s robust national platform of specialized financial services. Western Alliance Bank is the primary subsidiary of Phoenix-based Western Alliance Bancorporation. One of the country’s top-performing banking companies, Western Alliance ranks #2 on the Forbes 2018 “Best Banks in America” list. For more information, visit www.bridgebank.com.

About CytoSorbents Corporation (NASDAQ: CTSO)

CytoSorbents Corporation is a leader in critical care immunotherapy, specializing in blood purification. Its flagship product, CytoSorb® is approved in the European Union with distribution in 45 countries around the world, as a safe and effective extracorporeal cytokine adsorber, designed to reduce the “cytokine storm” or “cytokine release syndrome” that could otherwise cause massive inflammation, organ failure and death in common critical illnesses such as sepsis, burn injury, trauma, lung injury and pancreatitis, as well as in cancer immunotherapy. These are conditions where the risk of death is extremely high, yet no effective treatments exist. CytoSorb® is also being used during and after cardiac surgery to remove inflammatory mediators, such as cytokines and free hemoglobin, which can lead to post-operative complications, including multiple organ failure. CytoSorbents recently initiated its pivotal REFRESH (REduction in FREe Hemoglobin) 2 trial – a multi-center, randomized controlled, clinical trial intended to support U.S. regulatory approval of CytoSorb for use in a heart-lung machine during complex cardiac surgery to reduce organ injury.  CytoSorb® has been used in more than 35,000 human treatments to date.

CytoSorbents’ purification technologies are based on biocompatible, highly porous polymer beads that can actively remove toxic substances from blood and other bodily fluids by pore capture and surface adsorption. Its technologies have received non-dilutive grant, contract, and other funding of nearly $22 million from DARPA, the U.S. Army, the U.S. Department of Health and Human Services, the National Institutes of Health (NIH), National Heart, Lung, and Blood Institute (NHLBI), U.S. Special Operations Command (SOCOM), and others. The Company has numerous products under development based upon this unique blood purification technology, protected by many issued U.S. and international patents and multiple applications pending, including CytoSorb-XL™, HemoDefend™, VetResQ™, K+ontrol™, ContrastSorb, DrugSorb, and others.  For more information, please visit the Company’s websites at www.cytosorbents.com and www.cytosorb.com or follow us on Facebook and Twitter.

Forward-Looking Statements

This press release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations and contentions and are not historical facts and typically are identified by use of terms such as “may,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue” and similar words, although some forward-looking statements are expressed differently. You should be aware that the forward-looking statements in this press release represent management’s current judgment and expectations, but our actual results, events and performance could differ materially from those in the forward-looking statements. Factors which could cause or contribute to such differences include, but are not limited to, the risks discussed in our Annual Report on Form 10-K, filed with the SEC on March 8, 2018, as updated by the risks reported in our Quarterly Reports on Form 10-Q, and in the press releases and other communications to shareholders issued by us from time to time which attempt to advise interested parties of the risks and factors which may affect our business. We caution you not to place undue reliance upon any such forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, other than as required under the Federal securities laws.

Please Click to Follow Us on Facebook and Twitter

Cytosorbents Contact:

Amy Vogel

Investor Relations

(732) 398-5394

avogel@cytosorbents.com

Investor Relations Contact:

Jeremy Feffer

LifeSci Advisors

917-749-1494

jeremy@lifesciadvisors.com

Public Relations Contact:
Joshua Berkman   Rubenstein Public Relations
212-805-3055

jberkman@rubensteinpr.com